STRUCTURED INVESTMENTS                                                                                          Morgan Stanley
                                                                                                                        SmithBarney

                                                                                               Free Writing Prospectus
                                                                                               Dated February 26, 2010
                                                                                               Registration Statement No. 333-156423
Client Strategy Guide: March 2010 Offerings                                                    Filed Pursuant to Rule 433

[GRAPHIC OMITTED]

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

MorganStanley SmithBarney
Client Strategy Guide: March 2010 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Core Offerings

Six Core Investments Offered

U.S. Equities	.... page 6
	.... page 7
	PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley. .... page 8
International Equities	.... page 9
	.... page 10
Commodities	PLUS℠ based on the Dow Jones-UBS Commodity Index℠ (DJUBS) by Morgan Stanley .... page 11

Tactical Offerings

Actionable Themes in the Marketplace

U.S. Equities	.... page 12
	.... page 13
	Index LASERS℠ based on the Dow Jones Industrial Average℠ (DJIA) by Morgan Stanley. .... page 14
	.... page 15
	.... page 16
	.... page 17
International Equities	JUMP Securities based on the iShares® FTSE/Xinhua China 25 index Fund (FXI) by Morgan Stanley .... page 18
Commodities	.... page 19
Currencies	.... page 20
	PLUS℠ based on a Currency Basket (BRL, KRW, MXN) Relative to the U.S. Dollar by Morgan Stanley .... page 21
Multi-Asset	.... page 22

Selected Risks & Considerations .... page 23

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 3
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Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith
Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or
SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the
SEC web site at www.sec.gov.

        o        For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing
prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The securities described herein are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 4
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Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

o  Varying levels of exposure to potential capital appreciation or depreciation
o  Returns based on a defined formula
o  Variety of underlying assets, including equities, commodities, currencies and interest rates
o  Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to
Structured Investments. Please refer to the "Selected Risks & Considerations" section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a
Structured Investment will be adversely affected by the fact that the issue price of the Structured Investment includes the agent's commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited. The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured
Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity. Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the
Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment.
In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

MorganStanley SmithBarney
Client Strategy Guide: March 2010 Offerings Page 5

Structured Investments Spectrum

Structured Investments can be divided into five broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – **Principal Protected, Partial Principal Protected, Enhanced Yield, Leveraged Performance** and **Access**.

Principal Protected Investments combine the return of all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay all principal at maturity.

Partial Principal Protected Investments combine the return of some principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.

- May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.

- May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset's actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.

- May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.

- May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report.
Please see the offering materials for complete product disclosure including tax disclosure and related risks.
March 2010

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                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 6
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       [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 7
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

MorganStanley SmithBarney

Client Strategy Guide: March 2010 Offerings Page 8

Opportunities in U.S. Equities

Leveraged Performance ○ PLUS℠ based on the S&P 500® Index (SPX)

Strategy Overview	✓ Leveraged upside exposure within a certain range of index performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the S&P 500® Index and seeking enhanced returns within a certain range of index performance, in exchange for an appreciation limited to the maximum payment at maturity
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the S&P 500® Index ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be greater than, equal to or less than the principal amount based upon the closing value of the asset on the valuation date. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	S&P 500® Index (SPX)
Maturity Date	April 27, 2011 (approximately 13 Months)
Leverage Factor	300%
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$11.20 to $11.60 per PLUS (112% to 116% of the stated principal amount), to be determined on the pricing date
Payment at Maturity per PLUS	• If the Final Index Value is *greater than* the Initial Index Value: o $10 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value: o $10 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $10 per PLUS.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 9
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 10
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

MorganStanley SmithBarney
Client Strategy Guide: March 2010 Offerings Page 11

Opportunities in Commodities

Leveraged Performance ○ PLUS℠ based on the Dow Jones-UBS Commodity Index℠ (DJUBS)

Strategy Overview	✓ Leveraged upside exposure within a certain range of index performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the Dow Jones-UBS Commodity Index℠ and seeking enhanced returns within a certain range of index performance, in exchange for appreciation potential limited to the maximum payment at maturity

Risk Considerations	✓ No principal protection ✓ Full downside exposure to the Dow Jones-UBS Commodity Index℠ ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments ✓ Exposure concentrated in physical commodities

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset on the valuation date. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Commodity Index	Dow Jones-UBS Commodity Index℠
Maturity Date	September 28, 2011 (approximately 18 Months)
Leverage Factor	300%
Leveraged Upside Payment	$1,000 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$1,240 to $1,270 per PLUS (124% to 127% of the stated principal amount), to be determined on the pricing date
Payment at Maturity per PLUS	• If the Final Index Value is *greater than* the Initial Index Value: o $1,000 + Leveraged Upside Payment *In no event will the payment at maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value: o $1,000 x Index Performance Factor *This amount will be less than or equal to the stated principal amount of $1,000 and could be zero. There is no minimum payment at maturity on the PLUS.*
Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$1,000 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

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                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 12
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 13
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

Morgan Stanley Smith Barney

Client Strategy Guide: March 2010 Offerings Page 14

Opportunities in U.S. Equities

Leveraged Performance ○ Index LASERS℠ based on the Dow-Jones Industrial Average℠ (DJIA)

Strategy Overview

- ✓ Index LASERS℠ allow investors to capture returns matching the underlying index's actual positive performance and provide some protection against loss should the underlying index have a negative performance, but expose the investor to full downside risk if the underlying index trades to or below 70% of its initial index value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day)
- ✓ The limited loss protection only applies if the underlying index does not decline in value below a predetermined percentage **at any time**
- ✓ Index LASERS℠ can potentially outperform the underlying index to the extent that the performance of the Dow-Jones Industrial Average℠ is below the fixed percentage return, if **at all times** the value of the underlying index is above the predetermined percentage

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the Dow-Jones Industrial Average℠ if the Dow-Jones Industrial Average℠ falls to or below the predetermined percentage **at any time**
- ✓ Does not provide for current income; no interest payments

The Index LASERS, which we refer to as the LASERS, will pay an amount in cash at maturity that may be greater than, equal to or less than the stated principal amount depending on (i) the closing value of the underlying index on the valuation date and (ii) the value of the underlying index at all times from but excluding the pricing date to and including the valuation date. If the value of the underlying index does not decline to or below 70% of its initial value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day), you will receive, in addition to the principal, a return based on the greater of the index percent change and the specified fixed percentage. However, if the value of the underlying index declines to or below 70% of its initial value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day), the payment at maturity will be solely based on the index percent change and, therefore, you will be fully exposed to the negative performance of the underlying index on the valuation date. **The payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero.** The LASERS are senior unsecured obligations of Morgan Stanley, and all payments on the LASERS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Index	Dow-Jones Industrial Average℠ (DJIA)
Maturity Date	March 26, 2013 (approximately 3 Years)
Principal Protection	None
Coupon	None
Payment at Maturity per Index LASER	$10 + Index Return Amount, which may be greater than, equal to or less than the stated principal amount
Fixed Percentage	11% to 15%. The actual Fixed Percentage will be determined on the pricing date.
Index Return Amount	▪ If the value of the Underlying Index is greater than the Downside Threshold Value **at all times** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day), the Index Return Amount will equal: $10 x [the greater of (i) the Index Percent Change and (ii) the Fixed Percentage] ▪ If the value of the Underlying Index is less than or equal to the Downside Threshold Value **at any time** from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any index business day), the Index Return Amount will equal: $10 x the Index Percent Change *In this scenario, the payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero. There is no minimum payment at maturity on the LASERS.*
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Downside Threshold Value	70% of the Initial Index Value
Listing	The Index LASERS℠ will not be listed on any securities exchange
Issue Price/Stated Principal Amount	$10 per Index LASERS℠
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. March 2010
Please see the offering materials for complete product disclosure including tax disclosure and related risks.

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 17
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

Morgan Stanley Smith Barney

Client Strategy Guide: March 2010 Offerings | Page 18

Opportunities in International Equities

Leveraged Performance

JUMP Securities based on the iShares® FTSE/Xinhua China 25 Index Fund (FXI)

Strategy Overview	✓ Enhanced return within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure ✓ May be appropriate for investors anticipating moderate appreciation on the iShares® FTSE/Xinhua China 25 Index Fund and seeking enhanced returns within a certain range of index performance, in exchange for a cap on the maximum payment at maturity
Risk Considerations	✓ No principal protection ✓ Full downside exposure to the iShares® FTSE/Xinhua China 25 Index Fund ✓ Appreciation potential is limited to the fixed upside payment at maturity ✓ Does not provide for current income; no interest payments ✓ Exposure concentrated in Chinese companies

The Jump Securities offer the opportunity for investors to earn a return based on the performance of the iShares® FTSE/Xinhua China 25 Index Fund. Unlike ordinary debt securities, the securities do not pay interest and do not guarantee the return of 100% of the principal at maturity. Instead, at maturity, you will receive a positive return on the securities equal to 36% to 41%, which we refer to as the upside payment, if the share price on the valuation date is, at all, above the initial share price. If, on the other hand, the share price on the valuation date is at or below the initial share price, you will receive for each $10 stated principal amount of securities that you hold, a payment that is equal to or less than the stated principal amount of $10 by an amount that is proportionate to any percentage decrease from the initial share price. This amount may be significantly less than the stated principal amount of the securities and may be zero. The securities are senior unsecured obligations of Morgan Stanley, and all payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**
Underlying Shares	Shares of the iShares® FTSE/Xinhua China 25 Index Fund
Maturity Date	March 28, 2012 (2 Years)
Upside Payment	$3.60 to $4.10 per Security (36% to 41% of the stated principal amount) to be determined on the pricing date. Accordingly, even if the Final Share Price is significantly greater than the Initial Share Price, your payment at maturity will not exceed $13.60 to $14.10 per Security.
Payment at Maturity per Security	• If the Final Share Price is *greater than* the Initial Share Price, $10 + the Upside Payment • If the Final Share Price is *less than or equal to* the Initial Share Price, $10 x Share Performance Factor *This amount will be less than or equal to the stated principal amount of $10.*
Share Performance Factor	Final Share Price / Initial Share Price
Listing	The securities will not be listed on any securities exchange.
Issue Price	$10 per security
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 25, 2010.

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2010

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 20
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

MorganStanley SmithBarney

Client Strategy Guide: March 2010 Offerings Page 21

Opportunities in Currencies

Leveraged Performance ○ PLUS[SM] based on a Currency Basket (BRL, KRW, MXN) Relative to the U.S. Dollar

Strategy Overview

- ✓ Leveraged upside exposure within a certain range of currency performance if the U.S. dollar **weakens** against the basket currencies but if the U.S. dollar **strengthens** against the basket currencies the same downside risk as a direct investment with 1-for-1 downside exposure
- ✓ May be appropriate for investors anticipating moderate appreciation on the underlying currency basket and seeking enhanced returns within a certain range of basket performance, in exchange for an appreciation limited to the maximum payment at maturity

Risk Considerations

- ✓ No principal protection
- ✓ Full downside exposure to the depreciation of the underlying currency basket
- ✓ Appreciation potential is limited to the maximum payment at maturity
- ✓ Does not provide for current income; no interest payments
- ✓ Notes are subject to currency exchange risk

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset's actual positive performance. The leverage typically applies only for a certain range of positive performance of the underlying asset. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor in the PLUS will receive an amount in cash that may be greater than, equal to or less than the stated principal amount based on the performance of an equally-weighted basket of three emerging markets currencies relative to the U.S. dollar, subject to the maximum payment at maturity. The PLUS are senior unsecured obligations of Morgan Stanley, and all payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	**Morgan Stanley**					
Basket (Equally Weighted at 33.3333%)	Currency	Symbol	Currency	Symbol	Currency	Symbol
	Brazilian Real	BRL	Korean Won	KRW	Mexican Peso	MXN
Maturity Date	September 28, 2011 (approximately 18 Months)					
Principal Protection	None					
Interest	None					
Leverage Factor	200%					
Leveraged Upside Payment	$1,000 x Basket Performance x Leverage Factor					
Maximum Payment at Maturity	$1,700 to $1,800 per PLUS (170% to 180% of the stated principal amount). The actual Maximum Payment at Maturity will be determined on the pricing date.					
Basket Performance	Sum of the Currency Performance Values of each of the basket currencies, each as determined on the valuation date					
Payment at Maturity per PLUS	▪ If the basket of currencies **strengthens** relative to the U.S. dollar so that the Basket Performance is positive: $1,000 + Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* ▪ If the basket of currencies **remains unchanged or weakens** relative to the U.S. dollar so that the Basket Performance is equal to or less than zero: $1,000 x (1 + Basket Performance) *This amount will be equal to or less than the stated principal amount of $1,000. There is no minimum payment at maturity on the PLUS*					
Currency Performance Value	With respect to each Basket Currency: [(Initial Exchange Rate / Final Exchange Rate) – 1] x Weighting					
Listing	The PLUS will not be listed on any securities exchange.					
Issue Price/Stated Principal Amount	$1,000 per PLUS					
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday – March 25, 2010.					

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

March 2010

Morgan Stanley
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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 23
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Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the
Structured Investment, including the risks related to the underlying asset(s) to which the Structured Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to:
(i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index,
(iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured Investment and you should be prepared to hold your investments until maturity. If the applicable pricing supplement so specifies, we may apply to list a particular Structured
Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments.
Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

     The  historical  performance  of an underlying  asset or reference  index is not an indication of future  performance.  Historical performance of an underlying asset
     or  reference  index to which a  specific  Structured  Investment  is linked  should not be taken as an  indication  of the future performance of the underlying  asset or reference  index during the term of the  Structured  Investment.  Changes in the levels of the  underlying  asset or reference  index will affect the trading  price of the  Structured  Investment,  but it is impossible to predict whether such levels will rise or fall.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 24
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Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity
Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the
Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured Investment will carry out hedging activities related to that Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured
Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured
Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010

                                                                                                                 Morgan Stanley
                                                                                                                         SmithBarney
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Client Strategy Guide: March 2010 Offering                                                                                   Page 25
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IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup
Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do
so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia
Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a
licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a
Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under
Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and
in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC,
except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for
"wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS(SM)" is a service mark of Morgan Stanley.

"Standard & Poor's(R)," "S & P(R),"" "S & P 500(R)" and "SPDR(R)" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S & P and S & P makes no representation regarding the advisability of investing in the securities.

"Dow Jones," "UBS," "Dow Jones-UBS Commodity Index(SM)," "DJ-UBS(SM)" and "DJ-UBSCI(SM)" are service marks of Dow Jones & Company, Inc.
and UBS AG, and have been licensed for use for certain purposes. The securities based on the Dow Jones-UBS Commodity Index, are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, and none of Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates makes any representation regarding the advisability of investing in the securities.

Dow Jones and Citigroup Global Markets have entered into a non-exclusive license agreement providing for the license to Citigroup
Inc., Citigroup Funding and its affiliates, in exchange for a fee, of the right to use indices owned and published by Dow Jones in connection with certain financial instruments, including the Index LASERS(SM).

iShares(R) is a service mark of Barclays Global Investors.

LASERS(SM) is a registered service mark of Citigroup Global Markets Inc.

Copyright (C) by Morgan Stanley 2010, all rights reserved.

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This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or
Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete
product disclosure including tax disclosure and related risks.                                                            March 2010